Exhibit 10.1
                                CON-WAY INC.
                      RESTRICTED STOCK AWARD AGREEMENT

                           (Service-Based Vesting)

THIS AGREEMENT, granted on the [__] day of [______], 20[__], by Con-way Inc., a Delaware corporation (hereinafter called "Company"), to [First Name] [Last Name] (hereinafter called "Recipient").

                                 WITNESSETH:

WHEREAS, Company has adopted the Con-way Inc. 2003 Equity Incentive Plan for Non-Employee Directors, as amended from time to time (as so amended, the "Plan"), which Plan is incorporated in this Agreement by reference and made a part of it;

WHEREAS, the Company encourages its Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of the Company, and desires to motivate Recipient by providing Recipient with a direct interest in the Company's attainment of its financial goals, and desires to provide a financial incentive that will help attract and retain the most qualified Directors; and

WHEREAS, the Company has determined that it would be to the advantage and interest of the Company and its stockholders to issue the restricted stock provided for in this Agreement to the Recipient as an incentive for increased efforts and successful achievements;

NOW, THEREFORE, the Company hereby grants to Recipient this Restricted Stock Award upon the following terms and conditions:

     1. Restricted Stock Award. As of the date of this Agreement (the "Grant Date"), Company has issued to Recipient [_____] shares of its Common Stock (hereinafter called the "Stock") as a stock award ("Restricted Stock Award"). The Company may at its election either (a) after the Grant Date, issue a certificate representing the Stock subject to the Award and place a legend on and stop transfer notice describing the restrictions on and forfeitability of such Stock, in which case the Company may retain such certificates or deliver such certificates to its designated agent unless and until the Stock represented by such certificate has vested and may cancel such certificate if and to the extent that the Stock is forfeited or otherwise required to be transferred back to the Company, or (b) not issue any certificate representing Stock subject to this Agreement and instead document Recipient' s interest in the Stock by notifying the Company's transfer agent ("Transfer Agent") and requesting that the Transfer Agent hold the Stock in book entry form in Recipient's name with the applicable restrictions noted in the book entry system. Book entry adjustments shall be made as specified in Paragraph 5. Subject to the other provisions of this Agreement, Recipient shall have all rights of a stockholder with respect thereto, including the right to vote, to receive dividends (including stock dividends), to participate in stock splits or other recapitalizations, and to exchange such shares in a merger, consolidation or other reorganization. Recipient hereby acknowledges that Recipient is acquiring the Stock issued hereunder for investment and not with a view to the distribution thereof, and that Recipient does not intend to subdivide Recipient's interest in the Stock with any other person.


     2. Restrictions.

        (a) Except as otherwise provided in the Plan, during the period when any shares of Stock issued hereunder are subject to restrictions imposed pursuant to this Paragraph 2, such shares of Stock shall be deemed to be "Restricted Securities" and shall not be sold, transferred by gift, pledged, hypothecated or otherwise transferred or disposed of by Recipient until the restrictions on such Restricted Securities shall lapse as provided in Paragraph 3 hereof.

        (b)All Restricted Securities shall be subject to the limitations on transferability set forth in Section 6(e) of the Plan, except that the committee referred to in paragraph 12 may, in its discretion, (i) pursuant to rules adopted by such committee, permit transfer(s) of Restricted Securities in connection with Recipient's estate planning, and (ii) permit transfers upon divorce or marital dissolution.

        (c) Stocks Held in Book Entry Form. Upon vesting of any shares of Stock held by Transfer Agent in book entry form, the Company shall notify Transfer Agent of such vesting and Transfer Agent shall make all necessary book entry adjustments in accordance with Paragraph 5 below.

        (d) Stock Evidenced by Certificate. If the Company issues stock certificates in accordance with Paragraph 1(a) above, such Restricted Securities shall be evidenced by one or more certificates which bear the following legend:

          "These shares are subject to the restrictions enumerated in the Con-way Inc. 2003 Equity Incentive Plan for Non-Employee Directors and in the Restricted Stock Award Agreement dated as of [______ __,] 20[__]. between Con-way Inc. and the registered holder of these shares."

          Upon vesting of any shares of Stock evidenced by stock certificates, the Company shall cause new stock certificates to be issued to evidence the Stock. In such case, all shares of Stock that have vested, and that therefore are no longer classified as Restricted Securities, shall be evidenced by a new certificate which does not bear the legend referred to above, which certificate shall be delivered to Recipient.

          All shares (if any) of Stock which remain unvested at such time, and which therefore continue to be classified as Restricted Securities, shall be evidenced by a new certificate bearing the legend referred to above, which certificate shall be delivered to and held by the Company or its designated agent.

     3. Lapse of Restrictions; Vesting.

        (a) Subject to subparagraphs (b), (c),  (d) and (e) of this Paragraph
        (3), the restrictions imposed on the Restricted Securities pursuant to Paragraph 2 above shall lapse, and the shares of Stock issued hereunder shall vest, in three (3) equal installments, on the first, second and third anniversaries of the date of grant of the Restricted Stock Award.

        (b) If a "Change in Control" (as defined in the Plan) occurs, then all shares of Stock (if any) that have not vested as of the date of such Change in Control shall vest on such date.

        (c) If the Recipient's service as a member of the Company's Board of Directors (the "Board") is terminated as a result of death or Disability, then all shares of Stock (if any) that have not vested as of the date of such termination of service shall vest on such date. As used herein, "Disability" means a substantial mental or physical disability, as determined by the committee referred to in paragraph 12, in its sole discretion.

        (d) If the Recipient is serving as a member of the Board when he attains the age of 72 years, then all shares of Stock shall vest upon the Recipient reaching age 72.

        (e) If the Recipient leaves the Board at the end of his or her term, then all shares of Stock (if any) that have not vested as of such date shall vest when the Recipient leaves the Board.

        (f) The vesting provisions of this Paragraph 3 are intended to supersede the vesting provisions contained in Section 6(f) of the Plan.

     4. Additional Securities.   Any securities or other property (other than
        cash) received as the result of ownership of Restricted Securities (hereinafter called "Additional Securities"), including, but not by way of limitation, warrants and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization, shall be handled by the Company in the same manner and subject to the same conditions as the Restricted Securities with respect to which they were issued. Recipient shall be entitled to direct the Company or its designated agent to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, or Recipient may direct the Company or its designated agent to sell any such warrant or option, in which event the proceeds thereof shall be remitted to Recipient. In the event any Restricted Securities or Additional Securities consist of a security by its terms or otherwise convertible into or exchangeable for another security at the election of the holder thereof, Recipient may exercise any such right of conversion or exchange in the event the failure to exercise or delay in exercising such right would result in its loss or diminution in value, and any securities so acquired shall be deemed Additional Securities. In the event of any change in certificates evidencing Restricted Securities or Additional Securities, issued by the Company pursuant to Paragraph 1(a) above, by reason of any recapitalization, reorganization or other transaction which results in the creation of Additional Securities, the Company may take any actions it determines appropriate to reflect the changes to such Restricted Securities or Additional Securities, which shall be deemed to be Additional Securities. Additional Securities shall be subject to the conditions imposed by Paragraphs 2 and 3 above in the same manner as the conditions thereunder are or would be applicable to the Restricted Securities with respect to which they were delivered.

     5. Book Entry Adjustments. The Transfer Agent shall maintain a book entry account (the "Account") to indicate the number of Restricted Securities and Additional Securities held thereunder (the "Book-Entry Shares") and, upon notification by the Company, shall make book entry adjustments to reflect releases of Book-Entry Shares to Recipient pursuant to the terms of this Agreement. When Book-Entry Shares are to be transferred to Recipient, the Transfer Agent shall, unless the Company requests that such shares be evidenced by certificates, make appropriate book entry adjustments to the accounts maintained by the Transfer Agent on behalf of Recipient. The Transfer Agent shall advise the Company and Recipient in writing of changes to the Account, and the Transfer Agent shall make the information contained in the Account, as it may be updated from time to time, available for inspection by the Company and Recipient upon their reasonable request.

     6. Taxes. Recipient agrees to make appropriate arrangements for the satisfaction of any applicable federal, state or local income, employment or other tax withholding requirements applicable to the receipt of Stock hereunder or the lapse of forfeiture restrictions with respect thereto.

     7. Distributions. Company shall transmit to Transfer Agent for the account of Recipient all dividends, interest and other distributions paid or made with respect to Restricted Securities and Additional Securities. Transfer Agent shall, upon receipt thereof, disburse forthwith to Recipient, less any applicable federal or state withholding taxes, any dividends, interest or other distributions paid or made in cash on Restricted Securities or Additional Securities, and shall hold as Additional Securities subject to the provisions of this Agreement, any securities or other property so received.

     8. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     9. Notice. Any notice or other paper required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

        Company:     Con-way Inc., 2855 Campus  Drive,  Suite 300, San Mateo,
                     CA  94403
                     Attn.: Corporate Secretary


        Recipient:   At Recipient's home address as it appears  most recently
                     in the books and records of the Company

     Any party may designate another address for receipt of notices so long as notice is given in accordance with this Paragraph 9.

     10.Amendment;  Modification.   This  Agreement  may  not  be modified or
        amended, except for a unilateral amendment by the Company that does not materially adversely affect the rights of Recipient under this Agreement. No party to this agreement may unilaterally waive any provision hereof, except in writing. Any such modification, amendment or waiver signed by, or binding upon, Recipient, shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement.

     11.Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

     12.Committee Decisions Conclusive.   All  decisions  of the committee of
        the Board which administers the Plan upon any question arising under the Plan or under this Agreement shall be conclusive.

     13.Governing  Law.   The interpretation, performance and enforcement  of
        this Agreement shall be governed by the laws of the State of Delaware.

     14.Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    Con-way Inc.

                                    By:________________________
                                       Jennifer W. Pileggi
                                       Senior Vice President, General
                                       Counsel and Secretary




Acknowledgements: The undersigned Recipient acknowledges receipt of, and understands and agrees to, the terms and conditions of this Restricted Stock Award Agreement and the Plan. Recipient further acknowledges that as of the date set forth herein, this Restricted Stock Award Agreement and the Plan set forth the entire understanding between Recipient and the Company regarding the acquisition of stock in the Company under the Plan and supersede all prior oral and written agreements on this subject.

                                    RECIPIENT

                                    By: _________________________
                                        Name
                                        [Address]
                                        [Address]